Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2024 Results
Revenues of $56.1 million for the third quarter of 2024

CAMAS, Wash., November 7, 2024 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2024.

"Driven by record results in Aerospace & Defense, third quarter revenue of $56.1 million was above the midpoint of our guidance range and increased 11% compared to the third quarter of 2023,” commented Scott Keeney, nLIGHT’s President & Chief Executive Officer. “Strong execution across multiple programs in both directed energy and laser sensing resulted in record Aerospace & Defense product revenue during the quarter, and we remain well-positioned for near- and long-term growth in the Aerospace & Defense market.”

Mr. Keeney continued, “A strong growth quarter in Microfabrication coupled with higher A&D products revenue enabled us to increase products gross margin to 29%, an improvement of approximately 500 basis points compared to the third quarter of 2023. Our balance sheet remains strong as we ended the quarter with approximately $107 million in cash and investments with no debt.”

Third Quarter 2024 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2024	2023	% Change
Revenues	$56,129	$50,634	10.9%
Gross margin	22.4%	19.6%
Loss from operations	$(11,799)	$(12,531)	5.8%
Operating margin	(21.0)%	(24.7)%
Net loss	$(10,335)	$(11,879)	13.0%
Adjusted EBITDA(1)	$(994)	$(1,919)	NM*
Adjusted EBITDA, as a percentage of revenues	(1.8)%	(3.8)%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Revenues of $56.1 million for the third quarter of 2024 were up 10.9% compared to $50.6 million for the third quarter of 2023. Gross margin was 22.4% for the third quarter of 2024 compared to 19.6% for the third quarter of 2023. GAAP net loss for the third quarter of 2024 was $10.3 million, or $0.21 per diluted share, compared to net loss of $11.9 million, or $0.26 per diluted share, for the third quarter of 2023. Non-GAAP net loss for the third quarter of 2024 was $3.7 million, or $0.08 per diluted share, compared to non-GAAP net loss of $4.9 million, or $0.10 per diluted share, for the third quarter of 2023. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the fourth quarter of 2024, nLIGHT expects revenues to be in the range of $49 million to $54 million. The midpoint of $51.5 million includes Laser Products revenue of approximately $36.5 million and Advanced Development revenue of approximately $15 million. nLIGHT expects overall gross margin to be in the range of 17% to 21%, with Laser Products gross margin in the range of 21% to 25% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of ($5) million to ($2) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, November 7, 2024

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-800-579-2543 (U.S., toll-free) or +1-785-424-1789 (international and toll), with the conference title: nLIGHT Third Quarter 2024 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 900 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
Vice President, Corporate Development & Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Products	$41,132	$38,103	$104,960	$118,802
Development	14,997	12,531	46,207	39,227
Total revenue	56,129	50,634	151,167	158,029
Cost of revenue:
Products	29,286	29,015	76,528	84,813
Development	14,293	11,681	42,751	36,907
Total cost of revenue(1)	43,579	40,696	119,279	121,720
Gross profit	12,550	9,938	31,888	36,309
Operating expenses:
Research and development(1)	11,328	10,744	33,723	34,049
Sales, general, and administrative(1)	13,021	11,725	37,372	34,684
Total operating expenses	24,349	22,469	71,095	68,733
Loss from operations	(11,799)	(12,531)	(39,207)	(32,424)
Other income:
Interest income, net	394	303	1,308	990
Other income, net	1,331	536	2,594	1,997
Loss before income taxes	(10,074)	(11,692)	(35,305)	(29,437)
Income tax expense	261	187	525	(1,005)
Net loss	$(10,335)	$(11,879)	$(35,830)	$(28,432)
Net loss per share, basic	$(0.21)	$(0.26)	$(0.75)	$(0.62)
Net loss per share, diluted	$(0.21)	$(0.26)	$(0.75)	$(0.62)
Shares used in per share calculations:
Basic	48,133	46,403	47,679	45,857
Diluted	48,133	46,403	47,679	45,857

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenues	$629	$508	$1,829	$1,871
Research and development	2,046	2,613	5,834	7,537
Sales, general, and administrative	3,852	3,506	11,298	10,237
	$6,527	$6,627	$18,961	$19,645

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$41,456	$53,210
Marketable Securities	65,241	59,672
Accounts receivable, net	40,282	39,585
Inventory	48,828	52,160
Prepaid expenses and other current assets	14,975	15,927
Total current assets	210,782	220,554
Restricted cash	258	256
Lease right-of-use assets	11,270	12,616
Property, plant and equipment, net	47,889	52,300
Intangible assets, net	981	1,652
Goodwill	12,408	12,399
Other assets, net	7,706	7,026
Total assets	$291,294	$306,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,467	$12,166
Accrued liabilities	14,141	12,556
Deferred revenue	2,921	4,849
Current portion of lease liabilities	2,616	3,181
Total current liabilities	36,145	32,752
Non-current income taxes payable	5,638	5,391
Long-term lease liabilities	10,017	10,978
Other long-term liabilities	4,224	3,263
Total liabilities	56,024	52,384
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	537,776	521,184
Accumulated other comprehensive loss	(2,388)	(2,477)
Accumulated deficit	(300,134)	(264,304)
Total stockholders’ equity	235,270	254,419
Total liabilities and stockholders’ equity	$291,294	$306,803

nLIGHT, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(35,830)	$(28,432)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,356	9,292
Amortization	3,403	2,697
Reduction in carrying amount of right-of-use assets	1,367	947
Provision for losses on (recoveries of) accounts receivable	1,489	(2)
Stock-based compensation	18,961	19,645
Deferred income taxes	—	7
Loss on disposal of property, plant and equipment	76	525
Changes in operating assets and liabilities:
Accounts receivable, net	(2,119)	2,308
Inventory	3,348	5,491
Prepaid expenses and other current assets	954	1,358
Other assets, net	(3,351)	(442)
Accounts payable	4,628	(2,079)
Accrued and other long-term liabilities	2,511	161
Deferred revenues	(1,931)	617
Lease liabilities	(1,546)	(1,076)
Non-current income taxes payable	212	(1,330)
Net cash provided by operating activities	1,528	9,687
Cash flows from investing activities:
Purchases of property, plant and equipment	(5,313)	(4,386)
Purchase of marketable securities	(88,643)	(103,008)
Proceeds from maturities and sales of marketable securities	83,033	94,231
Net cash used in investing activities	(10,923)	(13,163)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	1,355	1,220
Proceeds from stock option exercises	221	385
Tax payments related to stock award issuances	(3,945)	(3,667)
Net cash used in financing activities	(2,369)	(2,062)
Effect of exchange rate changes on cash	12	(198)
Net increase (decrease) in cash, cash equivalents and restricted cash	(11,752)	(5,736)
Cash, cash equivalents and restricted cash, beginning of period	53,466	58,078
Cash, cash equivalents and restricted cash, end of period	$41,714	$52,342
Supplemental disclosures:
Cash paid for interest, net	$40	$20
Cash paid for income taxes	302	270
Operating cash outflows from operating leases	3,057	2,890
Right-of-use assets obtained in exchange for lease liabilities	995	1,295
Accrued purchases of property, equipment and patents	415	561
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$41,456	$52,087
Restricted cash	258	255
Total cash, cash equivalents, and restricted cash	$41,714	$52,342

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(10,335)	$(11,879)	$(35,830)	$(28,432)
Income tax expense	261	187	525	(1,005)
Other income, net	(1,331)	(536)	(2,594)	(1,997)
Interest income, net	(394)	(303)	(1,308)	(990)
Depreciation and amortization	4,278	3,985	12,759	11,983
Stock-based compensation	6,527	6,627	18,961	19,645
Adjusted EBITDA	$(994)	$(1,919)	$(7,487)	$(796)

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(10,335)	$(11,879)	$(35,830)	$(28,432)
Add back:
Stock-based compensation(1)	6,527	6,627	18,961	19,645
Amortization of purchased intangibles(1)	149	383	446	1,151
Non-GAAP net loss	(3,659)	(4,869)	(16,423)	(7,636)

GAAP weighted-average shares outstanding	48,133	46,403	47,679	45,857
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	48,133	46,403	47,679	45,857
Dilutive effect of common stock equivalents	—	—	—	—
Non-GAAP weighted-average number of shares, diluted	48,133	46,403	47,679	45,857

Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.10)	$(0.34)	$(0.17)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.